Exhibit 4.7

SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT
This SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (“Amendment”) is effective as of September 14, 2016 by and between ESTABLISHMENT LABS HOLDINGS, INC., a British Virgin Islands company (the “Company”), and CPH TU, LP, a Delaware limited partnership (the “Purchaser”). The Company and the Purchaser are hereinafter referred to as the “Parties”.
WHEREAS, the Parties entered into that certain Note and Warrant Purchase Agreement, dated as of August 28, 2015, as amended on December 8, 2015 (the “Agreement”);
WHEREAS, the Parties desire to (a) increase the authorized aggregate principal amount of the Additional Convertible Notes from up to $8,000,000 to up to $14,248,077, (b) extend the deadline for selling Additional Convertible Notes to 365 days after the Closing, and (c) revise several definitions set forth in the Agreement;
WHEREAS, in connection with the amendment to the Agreement, the Company and the Purchaser desire to amend and restate those certain existing convertible secured promissory notes issued by the Company to the Purchaser (“Prior Notes”) similar to any Additional Convertible Notes, substantially in the form of Exhibit B, terminate that certain warrant issued by the Company to the Purchaser and the Company desires to issue to the Purchaser that certain new Convertible Secured Promissory Note, substantially in the form of Exhibit A (the “Note”), which Note shall represent the interest payable from the issuance date of the Prior Notes accrued through the Deemed Maturity Date of such Prior Notes; and
WHEREAS, the Parties desire to amend, clarify and supplement the Agreement, as more fully set forth herein.
NOW, THEREFORE, the undersigned Parties hereby agree as follows, notwithstanding anything to the contrary in the Agreement:
1.Defined Terms – Deemed Repayment Date. The definition of “Deemed Repayment Date” in Section 1.01 of the Agreement is hereby amended and restated to read in its entirety as follows:
““Deemed Repayment Date” means the earlier of (a) the Repayment Date, (b) the consummation of a Liquidity Event, or (c) the date on which the maturity of the obligations under the Convertible Note has been accelerated by the Purchaser after the occurrence of an Event of Default; provided, that until the First Lien Obligations have been Paid in Full (each term as defined in that certain Subordination and Intercreditor Agreement by and between Perceptive Credit Holdings, LP and the Purchaser), (i) for purposes of clauses (a) and (c) of this definition only, in no event shall the Deemed Repayment Date be earlier than March 16, 2020, and (ii) for purposes of clause (b) of this definition only, the Deemed Repayment Date shall not occur until the First Lien Obligations have been Paid in Full.”
2.Defined Terms – Fully-Diluted Basis. The definition of “Fully-Diluted Basis” in Section 1.01 of the Agreement is hereby amended and restated to read in its entirety as follows:

““Fully-Diluted Basis” means the number of shares of the Company that would be outstanding, as of the date of computation, if all Share Equivalents (other than the Securities issued or issuable upon conversion of the Convertible Notes or upon exercise of the Warrant) had been converted or exercised, regardless of whether they are then convertible or exercisable by their terms or otherwise.”
3.Defined Terms – Conversion Price; Primary Conversion Price. The definition of “Conversion Price” in Section 1.01 of the Agreement is hereby deleted in its entirety, and Section 1.01 of the Agreement is hereby amended by inserting the following language immediately after the definition of “Preferred Stock Purchase Agreement”, which language shall read in its entirety as follows:
““Primary Conversion Price” means US$3.9900.”
4.Defined Terms – Interest Conversion Price; Secondary Conversion Price. The definition of “Interest Conversion Price” in Section 1.01 of the Agreement is hereby deleted in its entirety, and Section 1.01 of the Agreement is hereby amended by inserting the following language immediately after the definition of “RVS”, which language shall read in its entirety as follows:
““Secondary Conversion Price” means US$4.9143.”
5.Sale of Additional Convertible Notes. Section 2.03 of the Agreement is hereby amended and restated to read in its entirety as follows:
“2.03. Sale of Additional Convertible Notes. After the Closing, upon written notice by the Purchaser to the Company within one hundred twenty (120) days after the Closing, or upon the mutual agreement of the Purchaser and the Company between the one hundred twenty-first (121st) day after the Closing and the three hundred sixty-fifth (365th) day after the Closing, the Purchaser shall loan (the “Additional Loan”), and the Company shall sell, on the same terms and conditions as those contained in this Agreement, one or more additional Convertible Notes (the “Additional Convertible Notes”) to the Purchaser in the aggregate principal amount of up to $14,248,077. With respect to such sales of Additional Convertible Notes made at any additional closing (each an “Additional Closing”), (a) such sale shall be made on the same terms and conditions set forth in this Agreement except as set forth herein, (b) the representations and warranties of the Company set forth in Article 4 hereof shall speak as of the date of the respective Additional Closing, except for representations and warranties which speak of a particular date which shall be true and correct on and as of such date, and (iii) the representations and warranties of the Purchaser in Article 5 hereof shall speak as of the date of the respective Additional Closing. Any Additional Loan pursuant to this Section 2.03 shall be deemed to be a “Loan” for all purposes under this Agreement, and any Additional Convertible Notes sold pursuant to this Section 2.03 shall be deemed to be a “Convertible Note” for all purposes under this Agreement. At each Additional Closing, (a) the Company will issue and deliver to the Purchaser an Additional Convertible Note registered in the name of the Purchaser, substantially in the form of Exhibit G, and (b) the Purchaser shall deliver to the Company as payment in full for the Additional

Convertible Note an amount equal to the principal amount of such Additional Convertible Note (the “Additional Purchase Price”). At each Additional Closing, the Purchaser will deliver to the Company, an amount of cash equal to the Additional Purchase Price (minus the fees payable by the Company to RVS in connection with the Additional Closing (the “Additional RVS Fee”)), by wire transfer in immediately available funds to the account of the Company that the Company shall have designated to the Purchaser at least forty-eight (48) hours prior to the Additional Closing and to RVS, an amount of cash equal to the Additional RVS Fee, by wire transfer in immediately available funds to the account of RVS that RVS shall have designated to the Purchaser at least forty-eight (48) hours prior to the Additional Closing. The Company shall notify the Purchaser of the amount of the fees payable by the Company to RVS in connection with the Additional Closing at least forty-eight (48) hours prior to the Additional Closing.”
6.Exhibit G – Form of Additional Convertible Note. The Agreement is hereby amended by inserting the language set forth on Exhibit B hereto (which language shall read in its entirety as set forth on Exhibit B hereto) following Exhibit F of the Agreement.
7.Additional Note. In connection with the issuance of Additional Convertible Notes after the date hereof, the Company shall issue to the Purchaser a Convertible Secured Promissory Note, substantially in the form of Exhibit A, with a principal amount mutually acceptable to the Company and the Purchaser.
8.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the British Virgin Islands, without reference to principles of conflict of laws or choice of laws.
9.Amendment Limited. Except as expressly provided herein, each of the provisions of the Agreement shall remain in full force and effect following the execution of this Amendment.
10.Conflicts. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement or any prior amendment thereto, the provisions of this Amendment shall control.
11.Counterpart; Facsimile Signatures. This Amendment may be executed in a number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Amendment by signing any such counterpart. This Amendment may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.
12.Definitions. Capitalized terms defined in the Agreement and not otherwise defined in this Amendment are used herein as so defined.
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Note and Warrant Purchase Agreement effective as the day, month and year first above written.

COMPANY:

ESTABLISHMENT LABS HOLDINGS, INC.

By:	/s/ Juan Jose Chacon Quiros
Name: JUAN JOSE CHACON QUIROS
Title: CHIEF EXECUTIVE OFFICER

PURCHASER:

CPH TU, LP

By:	Crown Predator Holdings IV, LLC,
Its general partner

By:	/s/ Nicholas Lewin
Name: Nicholas Lewin
Title: Managing Member

Signature Page to Second Amendment to
Note and Warrant Purchase Agreement

Exhibit A
Form of Note

Exhibit B
Additional Exhibit
“EXHIBIT G
Form of Additional Convertible Note

ESTABLISHMENT LABS HOLDINGS INC.
CONVERTIBLE SECURED PROMISSORY NOTE

$[______]	[______]
FOR VALUE RECEIVED, ESTABLISHMENT LABS HOLDINGS INC., a British Virgin Islands company (the “Borrower”), hereby promises to pay to the order of CPH TU, LP, a Delaware limited partnership (the “Lender”), or its registered assigns, at such place of payment as the holder of this Convertible Secured Promissory Note (this “Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [_____] DOLLARS (US[_____]) (the “Principal Amount”), with no interest thereon.
“Balance” means, at the applicable time, the sum of all then outstanding principal of this Note.
This Note is the Convertible Note referred to in, and is executed and delivered in connection with, that certain Note and Warrant Purchase Agreement dated as of August 28, 2015 (as amended to date, the “Purchase Agreement”), entered into between the Borrower and the Lender, and is entitled to the benefit and security of the Purchase Agreement and the other Transaction Documents, to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same definitions when used herein, unless otherwise defined herein.
Unless previously (or simultaneously) paid or converted as set forth below and in the Purchase Agreement, the Balance hereunder shall become due and payable upon the Deemed Repayment Date.
Payment of this Note is secured by a security interest in substantially all of the property of the Borrower and the Subsidiaries pursuant to the Security Agreement and the Security and Guaranty Agreement
The following is a statement of the rights of the Lender and the terms and conditions to which this Note is subject and to which the Lender, by acceptance of this Note, agrees:
1.Payment. All payments shall be made in lawful money of the United States of America in immediately available funds at the principal office of the Lender, or such other place as the holder hereof may from time to time designate in writing to the Borrower. If any payment to be made hereunder falls due on a day which is not a Business Day, any such payment shall be made on the next succeeding Business Day. All amounts due under this Agreement shall be payable without defense, set off or counterclaim.
2.Interest. No interest shall accrue on the outstanding Principal Amount under this Note.
3.Application of Payments. Unless otherwise notified in writing by Lender to Borrower, all payments will be applied to the repayment of principal until all principal has been paid in full.
4.Conversion of Note.
(a)    The entire outstanding Balance hereunder shall be repaid in cash or cash equivalents on the Deemed Repayment Date; provided, however, that if the Lender provides written notice to the Borrower on or prior to the Deemed Maturity Date indicating the Lender’s election to have all or any portion of the outstanding Balance hereunder converted as of the Deemed Maturity Date into Ordinary Shares, then only that portion of the outstanding Balance that the Lender has not elected to be converted into Ordinary Shares at the Primary Conversion Price shall be repaid in cash or cash equivalents on the Deemed Repayment Date, and the remainder shall be converted as of the Deemed Maturity Date into Ordinary Shares at the Primary Conversion Price; provided, further, if the Lender provides no notice to the Borrower, or provides written notice to the Borrower on or prior to the Deemed Maturity Date indicating the Lender’s election to have less than all of the Balance converted into Ordinary Shares on the Deemed Maturity Date, and the Borrower effects a Liquidity Event (as defined in the Purchase Agreement), or enters into a definitive agreement to effect a Liquidity Event, on or prior to the Deemed Repayment Date, the Borrower shall provide at least thirty-five (35) days prior written notice to the Lender of such Liquidity Event (the “Liquidity Event Notice”), in which case the Lender may, within thirty (30) days after receipt by the Lender of the Liquidity Event Notice, provide written notice to the Borrower of its election, effective at such closing of such Liquidity Event, to have such portion of the Balance automatically converted into Ordinary Shares at the Primary Conversion Price; provided that, if such Liquidity Event is not consummated within six (6) months after the Deemed Repayment Date, such portion of the Balance shall be due and payable in cash or cash equivalents on the six-month anniversary of the Deemed Repayment Date.
(b)    Except for the right to receive repayment under the Note or obtain certificates representing the Ordinary Shares set forth in Section 4(c) below and rights related to a Liquidity Event in Section 4(a) above, all rights with respect to this Note shall terminate upon the effective conversion of the entire Balance of this Note and the occurrence of the Deemed Repayment Date, whether or not this Note has been surrendered to the Borrower for cancellation.
(c)    Subject to Section 4(b) above, as promptly as practicable after any conversion of this Note, the Borrower at its expense will issue and deliver to the Lender a certificate or certificates evidencing the number of Ordinary Shares issued to the Lender in connection with such conversion.

5.Events of Default. At the written election of the Purchaser to the Borrower following the occurrence of an Event of Default, the Balance shall become due and payable within three (3) Business Days of the giving of such election; provided, that upon the occurrence of an Event of Default specified in paragraphs (h) or (i) of the definition thereof, the obligation of the Lender to make additional Loans shall be immediately terminated and all the Balance shall become immediately due and payable without declaration, notice or demand by any Person.
6.Transfers. The Lender hereof may transfer this Note or any of the rights or obligations hereunder to any party without the prior written consent of the Borrower.
7.GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE BRITISH VIRGIN ISLANDS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS OR CHOICE OF LAWS.
8.Amendment. Any term of this Note may be amended or waived in accordance with the terms of the Purchase Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

“BORROWER”
ESTABLISHMENT LABS HOLDINGS INC.

By:
Name: JUAN JOSÉ CHACÓN QUIRÓS
Title: CHIEF EXECUTIVE OFFICER

Address:	B15 COYOL FREE ZONE, ALAJUELA,
20113, COSTA RICA
Attn: GENERAL COUNSEL
Fax: (+506) 24342450

Acknowledged and agreed by:
“LENDER”
CPH TU, LP

By:	Crown Predator Holdings IV, LLC,
its general partner

By:
Name:
Title:

Address:	c/o Crown Predator Holdings IV, LLC
221 East 59th Street
New York, NY 10022
Attn: Manager”